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                                 EMPLOYMENT AGREEMENT



DATED:         December 4, 1998

BETWEEN:  PacifiCorp, an Oregon corporation,
          700 NE Multnomah Street
          Suite 1600
          Portland, Oregon  97232                      "Company"

AND:      Keith R. McKennon
          1540 SW Vista, No. 3000
          Portland, OR  97201                        "Executive"


          The parties agree as follows:


     1. GENERAL. This Agreement sets forth the terms upon which the Executive shall be employed by the Company. The Company hereby enters into this Agreement with the Executive and offers the compensation and benefits identified for the term specified herein. In consideration of the Executive's acceptance of employment with the Company under the terms and conditions set forth in this Agreement, this Agreement shall replace the provisions addressing annual compensation received by the Executive for service as a Director and Chairman of the Board of Directors of the Company ("Board") set forth in the Compensation Agreement effective February 9, 1994, as amended, between Executive and the Company. The Executive acknowledges that the compensation provided under this Agreement is in lieu of and not in addition to annual compensation under the Compensation Agreement and hereby waives any right to compensation thereunder during the term of this Agreement.

     2.   TERM OF AGREEMENT.

          The term of this Agreement shall be for three (3) years from September 2, 1998 unless the Agreement is terminated earlier in accordance with the following:

          2.1 At any time after September 1, 1999, this Agreement may be terminated by either party for any reason upon written notice to the other party.

          2.2 This Agreement shall automatically terminate in the event of the Executive's disability or death. For purposes of this Agreement, "disability" shall mean inability to perform all or substantially all of the Executive's responsibilities for a continuous period of at least six (6) months.

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          2.3  This Agreement shall automatically terminate upon expiration of its term.

     3.  EMPLOYMENT.

         3.1 EMPLOYMENT AND POSITION. The Executive commenced employment with the Company September 2, 1998 upon his election to the office of Chief Executive Officer by the Board. The Executive shall be employed by the Company on a full-time basis to perform duties of the Chief Executive Officer, unless removed by the Board. The Executive agrees to comply with all applicable policies and procedures of PacifiCorp, and if applicable, its affiliates, and to devote his full-time efforts, energy and skill to his employment as the Company considers reasonably necessary for the performance of the Executive's duties.

         3.2 WORK LOCATION. During the term of this Agreement, the principal work location for the Executive shall be Portland, Oregon.

         3.3 EFFECT OF EMPLOYMENT TERMINATION UPON POSITION AS CHAIRMAN OF THE BOARD. The parties acknowledge that Executive currently serves a Chairman of the Board. The parties contemplate that, at the conclusion of his term, Executive may terminate his employment with the Company but continue in his role as Chairman of the Board. The termination of this Agreement shall have no effect upon his service as Chairman, provided, however, the Board retains the right to remove Executive from the office of Chairman (or any other office) at any time.

     4. PAYMENTS UPON TERMINATION OF EMPLOYMENT. In the event the Executive's employment is terminated by the Company for any reason, the Company shall pay the Executive amounts due for services rendered through the date the Agreement terminated. The Company shall have no liability to the Executive after the date this Agreement terminates pursuant to Section 2.
The Executive hereby waives any right to participate in the Company's Executive Severance Plan and any claim to benefits thereunder.

     5.  COMPENSATION.

         5.1 SALARY. For services performed during the term of the Executive's employment with the Company during the term of this Agreement, the Company shall pay the Executive an annualized salary (prorated for any portion of a year), payable in equal monthly installments, not less than $780,000, subject to annual review by the Board.

         5.2 EMPLOYEE BENEFITS. In addition to the Executive's base compensation, the Executive will be eligible to receive employee benefits on the same basis as Company executives generally, except as expressly provided for herein. The Executive will be subject to the policies concerning holidays and vacation as applicable to other executives. All

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employee benefits are provided subject to the terms and conditions of any applicable plans or policies and in accordance with applicable law.

         5.3 INCENTIVE BONUS. The Executive's annual guideline-bonus opportunity under the Executive Incentive Program or its successor shall be set at the following percentage of base salary for each of the following calendar years:

                    1998      20%

                    1999      40%

                    2000      50%

                    2001      60%

Any bonus award is subject to the terms of the Executive Incentive Plan. This provision is not intended to establish a guideline bonus for the Executive for any time period after the term of this Agreement.

     6.  OTHER BENEFITS.

         6.1 THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Executive shall not participate in PacifiCorp's Supplemental the Executive Retirement Plan established for certain executives, effective October 1, 1998.

         6.2 COMPENSATION REDUCTION PLAN. The Executive will be eligible to participate in the Company's deferred compensation plan, known as the Compensation Reduction Plan.

         6.3 STOCK INCENTIVE PLAN. The Executive will be eligible to participate in PacifiCorp's Stock Incentive Plan under which he may be provided grants of restricted stock, stock options or other awards under conditions specified in the plan and subject to Board approval. Any restricted stock, stock option or other awards will be determined periodically by the Board and memorialized in an Employee Stock Option Agreement between the Executive and the Company.

          6.4 AUTOMOBILE. The Company will provide the Executive at the Company's expense with an automobile allowance of not be less than $900 per month.

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     7.  CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION; RETURN OF
PROPERTY.

         7.1 NON-COMPETITION AGREEMENT. The Executive agrees not to compete with the Company through the term of this Agreement and to sign the Company's the Executive Confidentiality/Invention Ownership Non-Competition Agreement.

         7.2 PRESERVATION AND NON-USE OF CONFIDENTIAL INFORMATION. The Executive acknowledges that upon execution of this Agreement and thereafter the Executive will have a fiduciary duty as an officer and employee of the Company not to discuss Confidential Information obtained during the Executive's employment with the Company.

         7.3 RETURN OF PROPERTY. On or before the Executive's last day of employment with PacifiCorp, except as agreed to by the Company, the Executive will return all property belonging to the Company, including, but not limited to, all documents, business machines, computers, computer hardware and software programs, computer data, equipment, keys, card keys, credit cards and other Company-owned property.

     8.  SUCCESSORS AND ASSIGNS; ENTIRE AGREEMENT.

         8.1 The rights and benefits of the Executive under this Agreement are personal to him and, except as may be set forth herein, may not be transferred or assigned voluntarily or involuntarily.

         8.2 This Agreement shall be binding on the Company, its successors and assigns, including any person acquiring control of the Company's business and operations.

         8.3 In the event any provision of this Agreement shall be held invalid or unenforceable by reason of law, such invalidity or inability to enforce shall attach only to such provision(s) and shall not affect or render invalid or unenforceable any other provision of this Agreement.

         8.4 This Agreement contains the entire agreement and understanding by and between the Executive and the Company with respect to the employment of the Executive and supersedes and replaces any earlier understandings or agreements, written or oral. The payments provided for in this Agreement shall be in lieu of any other claims of the Executive relating to his employment or benefits, including claims relating to termination of employment.

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     9.  APPLICABLE LAW.

         This Agreement shall be governed and construed in all respects in accordance with the laws of the State of Oregon (without regard to the conflicts of laws provisions thereof). Each of the parties hereby submits to the jurisdiction of the courts of Oregon as regards any claim or matter arising under it and agree that venue shall lie in the United States District Court for the District of Oregon.

PACIFICORP


By  /s/ Nolan Karras
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   Nolan Karras
   Chairman, Personnel Committee of the Board

Date    12/21/98
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/s/ Keith R. McKennon
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Keith R. McKennon

Date    12/18/98
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